Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law 5 Park Plaza, Suite 1400 Irvine, CA 92614-2545 949.622.2700 telephone troutmansanders.com

April 3, 2014

Pacific Ethanol, Inc.

400 Capital Mall, Suite 2060

Sacramento, California 95814

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Additional Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”). The Additional Registration Statement relates to the proposed offer and sale by the Company of up to $4,561,174 in shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-180731) (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”), which was declared effective on May 17, 2012, including the prospectus which forms a part of the Registration Statement (the “Prospectus”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Shares will be in an amount that is not less than the par value of the Common Stock.

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Raleigh   Richmond   San Diego   Shanghai   Tysons Corner   Virginia Beach   Washington, DC

April 3, 2014

Subject to the foregoing and the other matters set forth herein, it is our opinion that, with respect to the Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and (iii) the issuance and sale of the Shares does not violate any applicable law, are in conformity with the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, do not result in a default under or breach of any agreement or instrument binding upon the Company, then the Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus and the related prospectus supplement(s). In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours, /s/ Troutman Sanders LLP